SECOND AMENDMENT TO THE RESTATED
             ALLIED WASTE INDUSTRIES, INC. 1991 INCENTIVE STOCK PLAN
                        (AS AMENDED AND RESTATED IN 1999)


         THIS AMENDMENT, made and entered into on November 17, 1999, by ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Employer").

                                R E C I T A L S:

         1.       The Employer maintains the Allied Waste Industries, Inc. 1991
                  Incentive  Stock  Plan   ("Plan"),  as  amended  and  restated
                  effective September 8, 1999, and as later amended;

         2. The Employer has reserved the right to amend the Plan in whole or in part; and

         3.       The Employer intends to amend the Plan, with the approval   of
                  its stockholders.

         THEREFORE, the Employer hereby adopts this Amendment,  subject   to the
         approval of the Employer's stockholders, as follows:

         1. In Section 3, the first sentence of the second paragraph is amended by changing the referenced percentage from "8.5%" to "8.0%."

         2. Section 6(b) is revised by adding the following new sentence to that Section: "Notwithstanding any other provision of the Plan to the contrary, no amendment or adjustment of the exercise price of an Option (whether through amendment, cancellation or replacement Grants, or other means of pricing such Options) in respect of an Option having an exercise price greater than the Fair Market Value of a Share as of the date of such amendment or adjustment shall be authorized under the Plan unless stockholder approval of such repricing is obtained."

         3. The Effective Date of this Amendment shall be the date on which this Amendment is approved by the stockholders of the Employer.


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         4.       Except  as amended, all of the terms  and  conditions  of  the
                  Plan shall remain in full force and effect


                                       ALLIED WASTE INDUSTRIES, INC.,
                                        a Delaware corporation




                                       By     /s/ Steven M. Helm
                                             ---------------------------------
                                               Steven M. Helm, Vice President